Exhibit 99.1

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (the “Agreement”), dated as of June 19, 2014 by and among NII Capital Corp., a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 1875 Explorer Street, Suite 1000, Reston, Virginia 20190 (the “Company”), Wilmington Savings Fund Society, FSB, a national banking association organized and existing under the laws of the United States of America and having a corporate trust office at 500 Delaware Avenue, Wilmington, Delaware 19801 (“Successor Trustee”) and Wilmington Trust Company, a trust company duly organized and existing under the laws of the State of Delaware and having a corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (“Resigning Trustee”).

RECITALS:

WHEREAS, there are currently $800,000,000 aggregate principal amount of the Company’s 10.0% Senior Notes due 2016 (the “2016 Securities”) outstanding under an Indenture, dated as of August 18, 2009, by and between the Company, each of the guarantors a party thereto, and Resigning Trustee (such Indenture, as amended and supplemented, the “2016 Indenture”);

WHEREAS, there are currently $500,000,000 aggregate principal amount of the Company’s 8.875% Senior Notes due 2019 (the “2019 Securities”) outstanding under an Indenture, dated as of December 15, 2009, by and between the Company, each of the guarantors a party thereto, and Resigning Trustee (such Indenture, as amended and supplemented, the “2019 Indenture”);

WHEREAS, there are currently $1,450,000,000 aggregate principal amount of the Company’s 7.625% Senior Notes due 2021 (the “2021 Securities” and, together with the 2016 Securities and the 2019 Securities, the “Securities”) outstanding under an Indenture, dated as of March 29, 2011, by and between the Company, each of the guarantors a party thereto, and Resigning Trustee (such Indenture, as amended and supplemented, the “2021 Indenture” and, together with the 2016 Indenture and the 2019 Indenture, the “Indentures”);

WHEREAS, the Company previously appointed Resigning Trustee as the trustee (the “Trustee”), registrar (the “Registrar”) and paying agent (the “Paying Agent”) under the Indentures;

WHEREAS, Section 7.08(b) of each of the Indentures provides that the Trustee may at any time resign with respect to the Securities by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 7.08(c) of each of the Indentures provides that, if the Trustee resigns, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 7.08(f) of each of the Indentures provides that any successor Trustee appointed in accordance with the Indentures shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indentures, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, and duties of the predecessor Trustee under the Indentures;

WHEREAS, the Resigning Trustee hereby gives written notice to the Company of its resignation as Trustee, Registrar and Paying Agent under each of the Indentures;

WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Registrar and Paying Agent to succeed Resigning Trustee in such capacities under each of the Indentures; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Registrar and Paying Agent under each of the Indentures.

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

1.

THE RESIGNING TRUSTEE
1.1.     Pursuant to Section 7.08(b) of the Indentures, Resigning Trustee hereby gives notice to the Company that Resigning Trustee is resigning as Trustee, Registrar and Paying Agent under each of the Indentures.

1.2.Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a)
The Resigning Trustee duly authorized, executed and delivered the Indentures and each amendment and supplemental indenture, if any, to each Indenture. Assuming each such document was validly and lawfully executed and delivered by the Company and is in full force and effect as to the Company, each such document remains in full force and effect as to the Resigning Trustee.

(b)
No covenant or condition contained in the 2016 Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the 2016 Securities required by the 2016 Indenture to effect any such waiver.

(c)	No covenant or condition contained in the 2019 Indenture has been waived by Resigning Trustee.

(d)
To the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, other than the alleged defaults set forth in the Notice of Default, dated March 19, 2014 (the “March 19 Letter”), sent to the Company by Cede & Co. at the direction of Aurelius Investment, LLC, and the letters dated March 27, 2014 and April 23, 2014 delivered by Holders stating that they hold sufficient 2019 Securities to waive such alleged defaults (collectively, the “March 27 and April 23 Letters”), no covenant or condition contained in the 2019 Indenture has been waived by the Holders of the percentage in aggregate principal amount of the 2019 Securities required by the 2019 Indenture to effect any such waiver.

(e)
No covenant or condition contained in the 2021 Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the 2021 Securities required by the 2021 Indenture to effect any such waiver.

(f)
To the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, there is no action, suit or proceeding pending or threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under any of the Indentures.

(g)	As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indentures.

(h)
Pursuant to Section 2.02 of the 2016 Indenture, Resigning Trustee has duly authenticated and delivered $800,000,000 aggregate principal amount of 2016 Securities, $800,000,000 in aggregate principal amount of which are outstanding as of the effective date hereof.

(i)
Pursuant to Section 2.02 of the 2019 Indenture, Resigning Trustee has duly authenticated and delivered $500,000,000 aggregate principal amount of 2019 Securities, $500,000,000 in aggregate principal amount of which are outstanding as of the effective date hereof.

(j)
Pursuant to Section 2.02 of the 2021 Indenture, Resigning Trustee has duly authenticated and delivered $1,450,000,000 aggregate principal amount of 2021 Securities, $1,450,000,000 in aggregate principal amount of which are outstanding as of the effective date hereof.

(k)	The registers in which Resigning Trustee has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

(l)
Each person who so authenticated the Securities was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person’s genuine signature.

(m)	This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

1.3.Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under each of the Indentures and all the rights, powers, and duties of the Trustee, Registrar and Paying Agent under each of the Indentures, including, without limitation, all of its rights to, and all of its security interests in and liens upon, the collateral, if any, and all other rights of Resigning Trustee with respect to the collateral, if any, pursuant to any and all transaction documents relating to the Indentures or the Securities. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Registrar and Paying Agent.

1.4.     Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the effective date hereof, all of the documents listed on Exhibit A hereto.

2.

THE COMPANY

2.1.The Company hereby accepts the resignation of Resigning Trustee as Trustee, Registrar and Paying Agent under each of the Indentures.

2.2.The Company hereby appoints Successor Trustee as Trustee, Registrar and Paying Agent under each of the Indentures to succeed to, and hereby vests Successor Trustee with, all the rights, powers, and duties of Resigning Trustee under each of the Indentures with like effect as if originally named as Trustee, Registrar and Paying Agent in each of the Indentures.

2.3.The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

(a)	The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

(b)
The Indentures, and each amendment or supplemental indenture thereto, if any, was validly and lawfully executed and delivered by the Company and is in full force and effect and the Securities were validly issued by the Company.

(c)
No covenant or condition contained in the 2016 Indenture has been waived by the Company or the guarantors a party thereto or, to the best of the Company’s knowledge, by the Holders of the percentage in aggregate principal amount of the 2016 Securities required by the 2016 Indenture to effect any such waiver.

(d)	No covenant or condition contained in the 2019 Indenture has been waived by the Company or the guarantors a party thereto.

(e)
To the best of the Company’s knowledge, other than the alleged defaults set forth in the March 19 Letter, and the March 27 and April 23 Letters, no covenant or condition contained in the 2019 Indenture has been waived by the Holders of the percentage in aggregate principal amount of the 2019 Securities required by the 2019 Indenture to effect any such waiver.

(f)
No covenant or condition contained in the 2021 Indenture has been waived by the Company or the guarantors a party thereto or, to the best of the Company’s knowledge, by the Holders of the percentage in aggregate principal amount of the 2021 Securities required by the 2021 Indenture to effect any such waiver.

(g)
There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company or the guarantors a party to the Indentures before any court or any governmental authority arising out of any act or omission of the Company or the guarantors under the Indentures other than with respect to the alleged defaults set forth in the March 19 Letter, as described in Section 2.3(e) hereof.

(h)
The Company has, by a resolution which was duly adopted by the Board of Directors of the Company, and which is in full force and effect on the date hereof, authorized certain officers of the Company to: (a) accept Resigning Trustee’s resignation as Trustee, Registrar and Paying Agent under each of the Indentures; (b) appoint Successor Trustee as Trustee, Registrar and Paying Agent under each of the Indentures; and (c) execute and deliver such agreements, including, without limitation, this Agreement and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Registrar and Paying Agent under each of the Indentures. Furthermore, this Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(i)
All conditions precedent relating to the appointment of Wilmington Savings Fund Society, FSB as successor Trustee, Registrar and Paying Agent under each of the Indentures have been complied with by the Company.

2.4.Nothing in this Agreement shall operate as or be deemed a waiver by the Company of any right, power, privilege, claim or argument under or in connection with any of the Indentures or applicable law or an admission in connection therewith, and all rights, powers, privileges, claims or arguments of the Company in connection with any of the Indentures are expressly reserved in all respects.

3.

THE SUCCESSOR TRUSTEE

3.1.Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

(a)
Successor Trustee is not disqualified under the provisions of Section 7.10 and is eligible under the provisions of Section 7.10 of each of the Indentures to act as Trustee under each of the Indentures.

(b)	This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

3.2.Successor Trustee hereby accepts its appointment as successor Trustee, Registrar and Paying Agent under each of the Indentures and accepts the rights, powers, and duties of Resigning Trustee as Trustee, Registrar and Paying Agent under each of the Indentures, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Registrar and Paying Agent under each of the Indentures.

3.3.Promptly after the effective date of this Agreement, the Successor Trustee shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of Section 7.08(f) of each of the Indentures.

3.4.References in each of the Indentures to “Principal Office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at 500 Delaware Avenue, Wilmington, Delaware.

4.

MISCELLANEOUS

4.1.Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures.

4.2.This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on June 19, 2014.

4.3.This Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which Resigning Trustee may have incurred in connection with its serving as Trustee, Paying Agent or Registrar under each of the Indentures or an assumption by Successor Trustee of any liability of Resigning Trustee arising out of a breach by Resigning Trustee prior to its resignation of its duties under each of the Indentures.

4.4.Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under Section 7.07 of each of the Indentures to compensate, reimburse and indemnify Resigning Trustee for its prior trusteeship under each of the Indentures, and to hold Resigning Trustee harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indentures (which obligation shall survive the execution hereof). The Company acknowledges that the Resigning Trustee and its agents and counsel have accrued but unpaid (i) compensation for services rendered by the Resigning Trustee and its agents and counsel and (ii) disbursements, advances and expenses incurred or made by the Resigning Trustee and its agents and counsel, for which the Company remains obligated under Section 7.07 of each of the Indentures. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indentures.

4.5.The parties hereto agree to take reasonable action to confirm, evidence and perfect Successor Trustee’s rights in, or with respect to, the collateral, if any, pursuant to the Indentures and all transaction documents relating thereto.

4.6.This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

4.7.This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission by the parties hereto shall constitute (i) effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes and (ii) compliance by the respective parties hereto with the notice requirements of Section 12.02 of each of the Indentures and the execution and delivery requirements of Section 7.08 of each of the Indentures (including, without limitation, the Company’s obligation under Section 7.08(c) to appoint a successor Trustee and the Successor Trustee’s obligation to deliver a written acceptance of its appointment as successor Trustee to Resigning Trustee and the Company). Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4.8.The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Successor Trustee. The Company agrees that it will provide Successor Trustee with such information as it may request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.

4.9.This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.

4.10.The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

4.11    Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Company:

NII Capital Corp.
1875 Explorer Street, Suite 1100
Reston, VA 20190
Attention: Gary D. Begeman, Executive Vice President & General Counsel
Facsimile: 703-390-5191
Email: gary.begeman@nii.com
Tel: 703-390-5100

If to Resigning Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Joshua C. Jones
Facsimile: 302-636-4149
Email: jjones2@wilmingtontrust.com
Tel: 302-636-6484

If to Successor Trustee:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE 19801
Attention: Patrick Healy
Facsimile: 302-421-9137
Email: phealy@wsfsbank.com

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, all as of the day and year first above written.

NII Capital Corp.
By:
Name: Title:
Wilmington Trust Company
as Resigning Trustee
By: Name: Title:
Wilmington Savings Fund Society, FSB
as Successor Trustee
By:
Name: Title:

EXHIBIT A

Documents to be delivered to Successor Trustee

1.	Complete and executed copies of the Indentures and each amendment and supplemental indenture thereto.

2.	File of closing documents from each issuance under the Indentures.

3.	Copies of the most recent SEC reports delivered by the Company pursuant to Section 4.03 of the Indentures.

4.	Copies of the most recent compliance certificates delivered pursuant to Section 4.04 of the Indentures.

5.
Certified lists of Holders, including certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders), under each of the Indentures.

6.
Copies of any official notices sent by Resigning Trustee to Holders of the Securities pursuant to the terms of the Indentures during the past twelve months and a copy of the most recent Trustee’s annual report sent to Holders pursuant to Section 7.06 of the Indentures.

7.
Copies of any notices, certificates, or other documents sent by any Holder to Resigning Trustee pursuant to the terms of the Indentures; provided, however, that nothing herein shall require Resigning Trustee to conduct a search for electronic mail communications or correspondence.

8.	Trust account statements (asset & transaction) for the one-year period preceding the date of this Agreement.

9.	All global notes.

10.	March 19 Letter.

11.	March 27 and April 23 Letters.

EXHIBIT B
[COMPANY LETTERHEAD]
NOTICE

To the Holders of:
NII Capital Corp. 10.0% Senior Notes due 2016

CUSIP #
NOTICE IS HEREBY GIVEN, pursuant to Section 7.08(b) of the Indenture (as amended and supplemented, the “Indenture”), dated as of August 18, 2009, by and between NII Capital Corp., the guarantors a party thereto, and Wilmington Trust Company, as Trustee, Registrar and Paying Agent, that Wilmington Trust Company has resigned as trustee, registrar and paying agent under the Indenture.

Pursuant to Section 7.08 of the Indenture, Wilmington Savings Fund Society, FSB, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as trustee, registrar and paying agent under the Indenture. The address of the designated corporate trust office of the successor Trustee is 500 Delaware Avenue, Wilmington, Delaware 19801.

The resignation of Wilmington Trust Company, as trustee, registrar and paying agent, and the appointment of Wilmington Savings Fund Society, FSB as successor trustee, registrar and paying agent, were effective as of the opening of business on _____ __, 2014.

Dated:
__________ ___, 2014

[COMPANY]
[COMPANY LETTERHEAD]
NOTICE

To the Holders of:
NII Capital Corp. 8.875% Senior Notes due 2019

CUSIP #
NOTICE IS HEREBY GIVEN, pursuant to Section 7.08(b) of the Indenture (as amended and supplemented, the “Indenture”), dated as of December 15, 2009, by and between NII Capital Corp., the guarantors a party thereto, and Wilmington Trust Company, as Trustee, Registrar and Paying Agent, that Wilmington Trust Company has resigned as trustee, registrar and paying agent under the Indenture.

Pursuant to Section 7.08 of the Indenture, Wilmington Savings Fund Society, FSB, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as trustee, registrar and paying agent under the Indenture. The address of the designated corporate trust office of the successor Trustee is 500 Delaware Avenue, Wilmington, Delaware 19801.

The resignation of Wilmington Trust Company, as trustee, registrar and paying agent, and the appointment of Wilmington Savings Fund Society, FSB as successor trustee, registrar and paying agent, were effective as of the opening of business on _____ __, 2014.

Dated:
__________ ___, 2014

[COMPANY]
[COMPANY LETTERHEAD]
NOTICE

To the Holders of:
NII Capital Corp. 7.625% Senior Notes due 2021

CUSIP #
NOTICE IS HEREBY GIVEN, pursuant to Section 7.08(b) of the Indenture (as amended and supplemented, the “Indenture”), dated as of March 29, 2011, by and between NII Capital Corp., the guarantors a party thereto, and Wilmington Trust Company, as Trustee, Registrar and Paying Agent, that Wilmington Trust Company has resigned as trustee, registrar and paying agent under the Indenture.

Pursuant to Section 7.08 of the Indenture, Wilmington Savings Fund Society, FSB, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as trustee, registrar and paying agent under the Indenture. The address of the designated corporate trust office of the successor Trustee is 500 Delaware Avenue, Wilmington, Delaware 19801.

The resignation of Wilmington Trust Company, as trustee, registrar and paying agent, and the appointment of Wilmington Savings Fund Society, FSB, as successor trustee, registrar and paying agent, were effective as of the opening of business on _____ __, 2014.

Dated:
__________ ___, 2014
[COMPANY]